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                                   EXHIBIT 23

                        CONSENT OF DELOITTE & TOUCHE LLP


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement No. 333-04126 of Madison Bancshares Group, Ltd. on Form S-8 of our report dated March 1, 2002, appearing in the Annual Report on Form 10-KSB of Madison Bancshares Group, Ltd. for the year ended December 31, 2001.


/s/ Deloitte & Touche LLP
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Philadelphia, Pennsylvania
March 29, 2002